     As filed with the Securities and Exchange Commission on March 14, 2001

                                                      Registration No. 333-58541
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                  GENESCO INC.
             (Exact name of Registrant as specified in its Charter)

                                    TENNESSEE
         (State or other Jurisdiction of Incorporation or Organization)

                                   62-0211340
                     (I.R.S. Employee Identification Number)

                             1415 MURFREESBORO ROAD
                         NASHVILLE, TENNESSEE 37217-2895
                                 (615) 367-7000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 ROGER G. SISSON
                          SECRETARY AND GENERAL COUNSEL
                                  GENESCO INC.
                             1415 MURFREESBORO ROAD
                         NASHVILLE, TENNESSEE 37217-2895
                                 (615) 367-7000
            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent For Service)

                                    Copy to:

                                BARBARA M. MAYDEN
                             BASS, BERRY & SIMS PLC
                        315 DEADERICK STREET, SUITE 2700
                           NASHVILLE, TENNESSEE 37238
                                 (615) 742-6200

                -------------------------------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


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         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

         The purpose of this Post-Effective Amendment No. 2 (this "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-58541) (the "Registration Statement") of Genesco Inc., a Tennessee corporation ("Genesco") is to deregister $2,855,000 principal amount of the 5 1/2% Convertible Subordinated Notes due 2005 (the "Notes") as well as the 135,662 shares of common stock, par value $1.00 per share, of Genesco (the "Common Stock") issuable upon conversation of the Notes both of which were registered pursuant to the Registration Statement and represent the Notes and shares of Common Stock (issuable upon conversion of the Notes) not sold pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 13th day of March, 2001.

                                     GENESCO INC.



                                     By: /s/ Roger G. Sisson
                                         -----------------------------
                                         Roger G. Sisson
                                         Secretary and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                             Title                          Date
                  ---------                                             -----                          ----

                      *                           Chief Executive Officer of the Company and       March 13, 2001
----------------------------------------------    Chairman of the Board of Directors (Principal
Ben T. Harris                                     Executive Officer)



/s/ Hal N. Pennington                             President, Chief Operating Officer and Director  March 13, 2001
----------------------------------------------
Hal N. Pennington

                      *                           Senior Vice President - Finance                  March 13, 2001
----------------------------------------------    Chief Financial Officer (Principal Financial
James S. Gulmi                                    Officer



                      *                           Chief Accounting Officer                         March 13, 2001
----------------------------------------------
Paul D. Williams


                      *                           Director                                         March 13, 2001
----------------------------------------------
W. Lipscomb Davis, Jr.


                      *                           Director                                         March 13, 2001
----------------------------------------------
Joel C. Gordon


                      *                           Director                                         March 13, 2001
----------------------------------------------
William A. Williamson, Jr.


                      *                           Director                                         March 13, 2001
----------------------------------------------
Kathleen Mason


                      *                           Director                                         March 13, 2001
----------------------------------------------
William S. Wire, II


                      *                           Director                                         March 13, 2001
----------------------------------------------
Gary M. Witkin


                                                  Director
----------------------------------------------
Robert V. Dale


                                                  Director
----------------------------------------------
Leonard L. Berry


* /s/ Roger G. Sisson                                                                              March 13, 2001
----------------------------------------------
Roger G. Sisson
Attorney-in-Fact